Exhibit 10.21

$100,000,000

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of September 15, 2004

Among

DUQUESNE LIGHT COMPANY

as Borrower

and

THE LENDERS NAMED HEREIN

as Lenders

and

BANK ONE, NA

as Administrative Agent and LC Issuer

and

THE OTHER LC ISSUERS FROM TIME TO TIME PARTY HERETO

as LC Issuers

and

UNION BANK OF CALIFORNIA, N.A.

as Syndication Agent

and

WACHOVIA BANK, NATIONAL ASSOCIATION and CITIBANK, N.A.

as Co-Documentation Agents

J.P. MORGAN SECURITIES INC. and

UNION BANK OF CALIFORNIA, N.A.

as Co-Lead Arrangers

i

(Continued)

(Continued)

(Continued)

		Page
ARTICLE XIV	COUNTERPARTS	60

ARTICLE XV	CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	61

15.1.	CHOICE OF LAW	61
15.2.	CONSENT TO JURISDICTION	61
15.3.	WAIVER OF JURY TRIAL	61

Exhibits
EXHIBIT A	FORM OF OPINION OF SPECIAL COUNSEL TO THE BORROWER

EXHIBIT B	FORM OF OPINION OF IN-HOUSE COUNSEL OF THE BORROWER

EXHIBIT C	FORM OF OPINION OF COUNSEL TO THE ADMINISTRATIVE AGENT

EXHIBIT D	FORM OF ASSIGNMENT AGREEMENT

EXHIBIT E	LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

EXHIBIT F	FORM OF ASSUMPTION AGREEMENT

EXHIBIT G	FORM OF ACCESSION AND AMENDMENT AGREEMENT

EXHIBIT H	FORM OF INCREASING LENDER AGREEMENT
Schedules
SCHEDULE I	LITIGATION

SCHEDULE II	EXISTING LETTERS OF CREDIT

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amended and Restated Credit Agreement, dated as of September 15, 2004, is among Duquesne Light Company, a Pennsylvania corporation, the banks listed on the signature pages of this Agreement as “Existing Banks” (the “Existing Banks”), the banks listed on the signature pages of this Agreement as “New Banks” (the “New Banks”; the Existing Banks and the New Banks, together with their respective successors and permitted assigns, being referred to herein, collectively, as the “Banks”), the other Lenders (as hereinafter defined) from time to time party hereto, Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Administrative Agent and an LC Issuer, the other LC Issuers from time to time party hereto, Union Bank of California, N.A., as Syndication Agent (the “Syndication Agent”), and Wachovia Bank, National Association and Citibank, N.A., as Co-Documentation Agents (the “Co-Documentation Agents”).

PRELIMINARY STATEMENT:

The Borrower, the Existing Banks, the Administrative Agent, the Syndication Agent, the LC Issuers and Wachovia Bank, National Association, Citibank, N.A. and Fleet National Bank, as Co-Documentation Agents, previously entered into that certain Amended and Restated Credit Agreement, dated as of September 19, 2003, as amended by Amendment No. 1 thereto, dated as of November 7, 2003 (the “Existing Credit Agreement”). The parties hereto desire to amend and restate the Existing Credit Agreement, on the terms and conditions set forth herein. Accordingly, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement:

“Accession and Amendment Agreement” means an Accession and Amendment Agreement entered into by a New Lender, the Administrative Agent and the Borrower, in substantially the form of Exhibit G.

“Administrative Agent” means Bank One in its capacity as contractual representative of the Lenders and the LC Issuers pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Advance” means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent” means, as the context may require, the Administrative Agent, the Syndication Agent or the Co-Documentation Agents; and “Agents” means any or all of the foregoing.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof. The Aggregate Commitment shall in no event exceed (i) on the Closing Date, $100 million, and (ii) at any time after the Closing Date, $150 million.

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

“Agreement” means this credit agreement, as it may be amended or modified and in effect from time to time.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

“Applicable Law” means all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, interpretations, licenses and permits of any Governmental Authority and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other judicial or quasi-judicial tribunal (including those pertaining to health, safety, the environment or otherwise).

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“Applicable Margin” means, for any day, with respect to any Eurodollar Loan or Floating Rate Loan, as the case may be, the applicable percentage set forth below under the caption “Eurodollar Margin” or “Floating Rate Margin”, respectively, based upon the ratings by S&P and Moody’s applicable on such date to the Index Debt:

	Eurodollar Margin	Floating Rate Margin
Category 1 A- or higher by S&P or A3 or higher by Moody’s	0.75%	0.00%

Category 2 BBB+ or higher by S&P or Baa1 or higher by Moody’s	0.875%	0.00%

Category 3 BBB or higher by S&P or Baa2 or higher by Moody’s	1.00%	0.125%

Category 4 BBB- or higher by S&P or Baa3 or higher by Moody’s	1.125%	0.25%

Category 5 BB+ or lower by S&P or Ba1 or lower by Moody’s	1.75%	1.00%

Notwithstanding the foregoing, each of the foregoing Applicable Margins for Category 1, Category 2, Category 3 and Category 4 shall be increased by 0.125% per annum, and each of the foregoing Applicable Margins for Category 5 shall be increased by 0.25% per annum, in the event that, and at all times during which, the Aggregate Outstanding Credit Exposure equals or exceeds 50% of the Aggregate Commitment.

For purposes of the foregoing, (A) if Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5, (B) if more than one Category (other than Category 5) is applicable at any one time, the Applicable Margin shall be based on the applicable Category having the lowest number (i.e., Category 1 is lower than Category 2), and (C) in the event that, and

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at all times during which, Category 5 is applicable, the Applicable Margin shall be based on Category 5. The Applicable Margins shall be increased or decreased in accordance with this definition upon any change in the applicable ratings of the Index Debt, and such increased or decreased Applicable Margins shall be effective from the date of announcement of any such new ratings. The Borrower agrees to notify the Administrative Agent promptly after each change in any rating of the Index Debt. If the rating system of Moody’s or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Applicable Rate” means (i) in the case of each Floating Rate Loan, the Floating Rate, and (ii) in the case of each Eurodollar Rate Loan, the Eurodollar Rate.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignment Agreement” means an Assignment Agreement entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit D.

“Authorized Officer” means any of the President, Chief Financial Officer or Treasurer, or any Vice President, of the Borrower, acting singly.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

“Bank One” means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

“Banks” is defined in the preamble hereto.

“Borrower” means Duquesne Light Company, a Pennsylvania corporation, and its permitted successors and assigns.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.8.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois, New York, New York and Pittsburgh, Pennsylvania for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and Pittsburgh, Pennsylvania for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

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“Closing Date” means the date upon which each of the conditions precedent enumerated in Section 4.1 has been fulfilled to the satisfaction of the Lenders, the Administrative Agent and the Borrower. All transactions contemplated by the Closing Date shall take place on or before September 17, 2004, at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, at 10:00 A.M. or such other time as the parties hereto may mutually agree.

“Co-Arrangers” means J.P. Morgan Securities Inc., a Delaware corporation, and its successors, and Union Bank of California, N.A., a national banking association, and its successors.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral Shortfall Amount” is defined in Section 8.1.

“Commitment” means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued (or, pursuant to Section 2.19.12, deemed issued) upon the application of, the Borrower in an aggregate amount not exceeding (i) the amount set forth opposite its signature below, (ii) in the case of any New Lender, the amount set forth opposite such New Lender’s name on the signature pages to the Accession and Amendment Agreement to which it is a party, (iii) in the case of any Increasing Lender, the amount set forth opposite such Increasing Lender’s name on the signature pages to the Increasing Lender Agreement to which it is a party, or (iv) if such Lender has entered into one or more Assignment Agreements, the amount set forth for such Lender in the most recent Assignment Agreement that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

“Commitment Fee Rate” means, for any day, the applicable percentage set forth below under the caption “Commitment Fee Rate”, based upon the ratings by S&P and Moody’s applicable on such date to the Index Debt:

Commitment Fee Rate
Category 1 A- or higher by S&P or A3 or higher by Moody’s	0.125%

Category 2 BBB+ or higher by S&P or Baa1 or higher by Moody’s	0.15%

Category 3 BBB or higher by S&P or Baa2 or higher by Moody’s	0.20%

Category 4 BBB- or higher by S&P or Baa3 or higher by Moody’s	0.25%

Category 5 BB+ or lower by S&P or Ba1 or lower by Moody’s	0.30%

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For purposes of the foregoing, (A) if Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5, (B) if more than one Category (other than Category 5) is applicable at any one time, the Commitment Fee Rate shall be based on the applicable Category having the lowest number (i.e., Category 1 is lower than Category 2), and (C) in the event that, and at all times during which, Category 5 is applicable, the Commitment Fee Rate shall be based on Category 5. The Commitment Fee Rate shall be increased or decreased in accordance with this definition upon any change in the applicable ratings of the Index Debt, and such increased or decreased Commitment Fee Rate shall be effective from the date of announcement of any such new ratings. The Borrower agrees to notify the Administrative Agent promptly after each change in any rating of the Index Debt. If the rating system of Moody’s or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Commitment Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Consolidated Net Worth” means, as at any date of determination for any Person, the sum of the capital stock plus redeemable and nonredeemable preferred and preference stock plus additional paid-in capital plus retained earnings (or minus accumulated deficit) of such Person and its Subsidiaries on a consolidated basis.

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“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.9.

“Credit Date” means the date upon which each of the conditions precedent enumerated in Section 4.1 (including, without limitation, Section 4.1(v)) has been fulfilled.

“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder, or the Modification of any Facility LC having the effect of extending the stated termination date thereof, increasing the stated amount thereof, or otherwise altering any of the material terms or conditions thereof.

“CTCs” is defined in Section 6.10.

“Default” means an event described in Section 7.1.

“Default Rate” means a rate per annum equal at all times to (i) in the case of any amount of principal of any Loan that is not paid when due, 2% per annum above the higher of (A) the Applicable Rate required to be paid on such Loan immediately prior to the date on which such amount became due and (B) the Floating Rate in effect from time to time, and (ii) in the case of any amount of interest, fees or other amounts payable hereunder that is not paid when due, 2% per annum above the Floating Rate in effect from time to time.

“Eligible Assignee” means (a) a commercial bank or trust company organized under the laws of the United States, or any State thereof; (b) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (c) the central bank of any country that is a member of the OECD; (d) any other commercial bank or other financial institution engaged generally in the business of extending credit or purchasing debt instruments; and (e) a Lender or an Affiliate of a Lender; provided, however, that (A) any such Person shall also (i) have outstanding unsecured indebtedness that is rated A- or better by S&P or A3 or better by Moody’s (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured indebtedness of entities engaged in such businesses) or (ii) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency), (B) any Person described in clause (b), (c), or (d) above, shall, on the date on which it is to become a Lender hereunder, (1) be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes (as contemplated by Section 3.5) and (2) not be incurring any losses, costs or expenses of the type for which such Person could demand payment under Section 3.1 or 3.2 (except to the extent that, in the absence of the making of an assignment to such Person, the assigning Lender would have incurred an equal or greater amount of such losses, costs or expenses and such losses, costs or expenses would have been payable by the Borrower to such assigning Lender hereunder), and (C) any Person described in clause (a), (b), (c), (d) or (e) above that is not a Lender shall, in addition, be acceptable to any LC Issuer based upon its then-existing credit criteria (such acceptance not to be unreasonably withheld or delayed).

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

“Eurodollar Base Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Administrative Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers’ Association Interest Settlement Rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One’s relevant Eurodollar Loan and having a maturity equal to such Interest Period.

“Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

“Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

“Evergreen LC” means any Facility LC that, by its terms, provides that it shall be automatically renewed or extended for a stated period of time at the end of its then-scheduled expiration date unless the applicable LC Issuer notifies the beneficiary thereof prior to such expiration date that such LC Issuer elects not to renew or extend such Facility LC.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

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“Existing Banks” is defined in the preamble hereto.

“Existing Credit Agreement” is defined in the Preliminary Statement hereto.

“Existing Letter of Credit” means each of the letters of credit set forth in Schedule II hereto and any other letter of credit issued by an LC Issuer (whether prior to or after the date hereof) for the account of the Borrower pursuant to any agreement (other than this Agreement) to which the Borrower is a party.

“Facility LC” is defined in Section 2.19.1(ii). The Facility LCs issued (or deemed to have been issued) pursuant to this Agreement on or prior to the date hereof are set forth in Schedule II hereto.

“Facility LC Application” is defined in Section 2.19.3.

“Facility LC Collateral Account” is defined in Section 2.19.11.

“Facility LC Expiration Date” means the date that occurs five Business Days prior to the one year anniversary of the Revolving Credit Termination Date.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Fee Letter” is defined in Section 10.13.

“Floating Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

“Governmental Action” means all authorizations, consents, approvals, waivers, exceptions, variances, orders, licenses, exemptions, publications, filings, notices to and declarations of or with any Governmental Authority.

“Governmental Authority” means any Federal, state, county, municipal, foreign, international, regional or other governmental authority, agency, board, body, instrumentality or court.

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“Granting Lender” is defined in Section 12.4.

“Increasing Lender” is defined in Section 2.1(v).

“Increasing Lender Agreement” means an Increasing Lender Agreement entered into by an Increasing Lender, the Administrative Agent and the Borrower, in substantially the form of Exhibit H.

“Indebtedness” means, as of any date, (i) secured or unsecured indebtedness for borrowed money or for the deferred purchase price of property or services or evidenced by notes, bonds or other instruments (excluding trade accounts payable on customary terms arising in the ordinary course of business), (ii) obligations as lessee under capital leases, (iii) obligations secured by any Lien existing on any property owned or held by a Person, whether or not such Person has assumed or become liable for the obligations secured thereby, (iv) obligations in respect of letters of credit, bankers’ acceptances and similar extensions of credit (other than (A) any such obligation in support of other Indebtedness already included in this definition and (B) obligations in respect of surety bonds or performance bonds or other similar obligations), (v) without duplication of the foregoing clause (iv), reimbursement obligations in respect of drawings or other payments made under letters of credit, bankers’ acceptances, surety bonds, performance bonds, and other similar extensions of credit and obligations, and (vi) obligations under direct or indirect guarantees of (including, without limitation, obligations, contingent or otherwise, to assure a creditor against loss in respect of) indebtedness or obligations of others of the kinds referred to in clause (i), (ii), (iii), (iv) or (v).

“Index Debt” means the long-term, senior unsecured Indebtedness of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

“Interest Period” means, with respect to a Eurodollar Advance, a period of one, two, three or six months (or, if available to all Lenders, any period less than one month), commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter (or, in the case of any such period of less than one month that is available to all Lenders, on the last day of such period), provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“LC Fee” is defined in Section 2.19.4.

“LC Issuer” means any Lender designated by the Borrower, and acceptable to the Administrative Agent, in accordance with Section 2.19.1(i), as the issuer of a Facility LC pursuant to an LC Issuer Agreement. As of the Closing Date, the Borrower has designated Bank One and Mellon Bank, N.A. as LC Issuers, each such designee has agreed to act as an LC Issuer hereunder, and the Administrative Agent has accepted such designees pursuant to Section 2.19.1(i).

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“LC Issuer Agreement” means an agreement between an LC Issuer and the Borrower, in form and substance satisfactory to the Administrative Agent, providing for the issuance of one or more Facility LCs, in form and substance satisfactory to the Administrative Agent, in support of a general corporate activity of the Borrower or any of its Affiliates.

“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Payment Date” is defined in Section 2.19.5.

“Lenders” means the Banks and each Eligible Assignee that shall become a party hereto pursuant to Section 2.1(iv) or Section 12.3.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or Affiliate of such Lender or the Administrative Agent listed on the signature pages hereof, in any Accession and Amendment Agreement to which such Lender is a party, or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.17.

“Lien” means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale or other title retention agreement).

“Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Article II (or any conversion or continuation thereof).

“Loan Documents” means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.13, the Fee Letter, the LC Issuer Agreement(s), any Increasing Lender Agreements, any Accession and Amendment Agreements, and all other agreements, instruments and documents now or hereafter executed and/or delivered pursuant hereto or thereto.

“Material Plan” means, collectively, a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $50,000,000.

“Modify” and “Modification” are defined in Section 2.19.1(ii).

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA.

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“New Banks” is defined in the preamble hereto.

“New Lenders” is defined in Section 2.1(iv).

“Non-Extending Lender” is defined in Section 2.20(ii).

“Non-U.S. Lender” is defined in Section 3.5(iv).

“Note” is defined in Section 2.13.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agents, the LC Issuers or any indemnified party arising under the Loan Documents.

“OECD” means the Organization for Economic Cooperation and Development.

“Other Taxes” is defined in Section 3.5(ii).

“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

“Parent” means Duquesne Light Holdings, Inc., a Pennsylvania corporation.

“Participants” is defined in Section 12.2.1.

“Payment Date” means the last day of each March, June, September and December.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) a Multi-employer Plan to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

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“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment.

“Purchasers” is defined in Section 12.3.1.

“Regulated Subsidiary” means a Subsidiary which is regulated as a public utility by the Pennsylvania Public Utility Commission or the Federal Energy Regulatory Commission, or their respective successors.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse the LC Issuers for amounts paid by the LC Issuers in respect of any one or more drawings under Facility LCs.

“Reports” is defined in Section 9.5.

“Required Lenders” means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the Aggregate Outstanding Credit Exposure.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Revolving Credit Termination Date” means the earlier to occur of (i) September 15, 2007, or such later date to which the Revolving Credit Termination Date shall be extended in accordance with Section 2.20, and (ii) the date of termination or reduction in whole of the Aggregate Commitment pursuant to Section 2.5 or Article VIII.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Securities Certificate” means the Securities Certificate of the Borrower filed with the Pennsylvania Public Utility Commission on November 21, 2001 and docketed at Docket No. S-00010880

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with attached exhibits and affidavit, together with the Order of the Pennsylvania Public Utility Commission entered December 19, 2001 at Docket No. S-00010880, registering such Securities Certificate.

“Significant Subsidiary” means any Subsidiary of the Borrower that, on a consolidated basis with any of its Subsidiaries as of any date of determination, accounts for more than 10% of the consolidated assets of the Borrower and its Subsidiaries.

“SPC” is defined in Section 12.4.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Borrower or by the Borrower and one or more Subsidiaries.

“Surviving Borrower” is defined in Section 6.10.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

“Termination Event” means (i) a “reportable event” as described in Section 4043 of ERISA and the regulations issued thereunder (other than a “reportable event” not subject to the provision for 30-day notice to the PBGC under such regulations) or (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA or (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Total Capitalization” means, at any date, the sum of (i) Indebtedness plus (ii) the total stockholders’ equity (which shall include both common and preferred equity) of the Borrower, in each case determined on a consolidated basis without duplication.

“Transferee” is defined in Section 12.5.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

“Unfunded Vested Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

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“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

THE CREDITS

2.1. Commitment. (i) From and including the Closing Date and prior to the Revolving Credit Termination Date, each Lender severally agrees, on the terms and subject to the conditions set forth in this Agreement, to (a) make Loans to the Borrower and (b) participate in Facility LCs issued (or, pursuant to Section 2.19.12, deemed issued) upon the request of the Borrower, provided that, after giving effect to the making of each such Loan and the issuance (or deemed issuance) of each such Facility LC, such Lender’s Outstanding Credit Exposure shall not exceed its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Revolving Credit Termination Date. Each LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.

(ii) In the event that any Facility LCs are outstanding on or after the Revolving Credit Termination Date, each Lender severally agrees, on the terms and conditions hereinafter set forth, to participate in all LC Obligations during the period from and including the Revolving Credit Termination Date until (and including) the Facility LC Expiration Date, in an aggregate outstanding amount not to exceed on any day such Lender’s Pro Rata Share of the Aggregate Outstanding Credit Exposure on such day, it being understood that any cash collateral provided to the Administrative Agent by or on behalf of the Borrower pursuant to Section 2.19.11(ii) shall be applied by the Administrative Agent (to the extent that such cash collateral is then held by the Administrative Agent and available for such purpose) to reimburse any drawings under such Facility LCs in the event that the Borrower fails to do so pursuant to Section 2.19.6.

(iii) Notwithstanding anything in Section 8.2 to the contrary, this Agreement may be amended, pursuant to subsection (iv) and/or subsection (v) below, on any single date following the Closing Date and prior to the Revolving Credit Termination Date, to increase the Aggregate Commitment, at the discretion of the Borrower, pursuant to one or more Accession and Amendment Agreements and/or Increasing Lender Agreements, as applicable, entered into by the Borrower, the Administrative Agent and each Eligible Assignee that shall agree to provide an additional or increased Commitment, without the consent of any other Lender; provided, that (a) the aggregate principal amount of such additional or increased Commitments shall not exceed $50,000,000, (b) no Unmatured Default or Default shall have occurred and be continuing at the time of such increase, (c) no Commitment of any Lender shall be increased without the consent of such Lender in its sole discretion, (d) the representations and warranties set forth in Article V of this Agreement shall be true and correct on and as of the date of such increase, before and after giving effect to such increase, as though made on and as of such date, and (e) the Borrower shall not have previously caused the Aggregate Commitment to be increased pursuant to this Section 2.01(iii).

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(iv) In the event that the Aggregate Commitment shall be increased at any time following the Closing Date in accordance with subsection (iii) above through a post-closing syndication to one or more additional financial institutions, each of which must satisfy the requirements of an Eligible Assignee (“New Lenders”), each New Lender shall execute and deliver to the Administrative Agent an Accession and Amendment Agreement. Upon the execution and delivery of an Accession and Amendment Agreement by a New Lender and the other parties thereto, such New Lender shall automatically become a Lender hereunder with a Commitment equal to the amount set forth opposite its name on the signature pages of such Accession and Amendment Agreement.

(v) In the event that any Lender shall agree (in its sole and absolute discretion) to increase its Commitment (an “Increasing Lender”) at any time following the Closing Date in accordance with subsection (iii) above, such Increasing Lender shall execute and deliver to the Administrative Agent an Increasing Lender Agreement. Upon the execution and delivery of an Increasing Lender Agreement by an Increasing Lender and the other parties thereto, the Commitment of such Increasing Lender shall automatically increase to the amount set forth opposite its name on the signature pages of such Increasing Lender Agreement.

(vi) The Administrative Agent shall promptly notify the Lenders of each New Lender and Increasing Lender, each New Lender’s and Increasing Lender’s Commitment and the Pro Rata Share of each Lender after taking into account the Commitment of each New Lender and Increasing Lender.

(vii) On the effective date of each Accession and Amendment Agreement and Increasing Lender Agreement, each New Lender and Increasing Lender shall purchase by assignment from the other Lenders (and such other Lenders shall assign to the New Lenders and Increasing Lenders) such portion of the Loans (if any) owing to them as shall be designated by the Administrative Agent such that, after giving effect to all such purchases and assignments, the outstanding Loans owing to each Lender shall equal such Lender’s Pro Rata Share of the aggregate amount of Loans owing to all Lenders.

(viii) In no event shall the Borrower be entitled to request or receive any Credit Extensions that would cause the Aggregate Outstanding Credit Exposure to exceed the Aggregate Commitment.

2.2. Required Payments; Termination. (i) The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Revolving Credit Termination Date.

(ii) If this Agreement for any reason shall be or become in whole or in part, nullified or other than in full force and effect, including, without limitation, as a result of a change in status of the order of the Pennsylvania Public Utility Commission registering the Borrower’s Securities Certificate, then the Borrower shall immediately notify the Administrative Agent thereof and the Administrative Agent, with the consent of the Required Lenders, shall have the right to (a) require the prepayment of all outstanding Advances and (b) immediately terminate any outstanding Commitments and the obligations of the Lenders to make Advances and the LC Issuers to issue Facility LCs.

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2.3. Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably according to their Pro Rata Shares.

2.4. Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

2.5. Commitment Fee; Reductions in Aggregate Commitment. (i) The Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share a commitment fee at a per annum rate equal to the Commitment Fee Rate in effect from time to time on the average daily Available Aggregate Commitment from the date hereof (whether or not the Credit Date has occurred) to and including the Revolving Credit Termination Date, payable quarterly in arrears on each Payment Date hereafter and on the Revolving Credit Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least five Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

(ii) The Aggregate Commitment shall be automatically and permanently terminated on the Revolving Credit Termination Date, subject to Section 2.1(ii).

2.6. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $10,000,000 (and in integral multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

2.7. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon three Business Days’ prior notice to the Administrative Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days’ prior notice to the Administrative Agent.

2.8. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

(i)	the Borrowing Date, which shall be a Business Day, of such Advance,

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(ii)	the aggregate amount of such Advance,

(iii)	the Type of Advance selected, and

(iv)	in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than 12:00 noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

2.9. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

(i)	the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)	the aggregate amount and Type of the Advance which is to be converted or continued, and

(iii)	the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

2.10. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and

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including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the Borrower’s selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. The Borrower may not select any Interest Period that ends after the Revolving Credit Termination Date.

2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower, declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default, (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, and (iii) the LC Fee shall be increased by 2% per annum, provided, however, that (a) during the continuance of a Default under Section 7.1(vii) or (viii), the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender, and (b) any principal, interest or other amount payable by the Borrower hereunder or under any other Loan Document that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to the Default Rate, payable on demand.

2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 12:00 noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which any LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to each LC Issuer, in the case of payments required to be made by the Borrower to such LC Issuer pursuant to Section 2.19.6.

2.13. Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

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(ii) The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv) Any Lender may request that its Loans be evidenced by a promissory note (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including, without limitation, after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

2.14. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest, commitment fees and LC Fees shall be calculated for actual days

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elapsed on the basis of a 360-day year, except that all computations of interest based on the Prime Rate shall be made by the Administrative Agent for actual days elapsed on the basis of a year of 365 or 366 days, as the case may be. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.16. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from any LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.17. Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations, and each LC Issuer may book the Facility LCs issued (or, pursuant to Section 2.19.12, deemed issued) by such LC Issuer, at any Lending Installation selected by such Lender or such LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.18. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

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2.19. Facility LCs.

2.19.1. LC Issuers; Issuance. (i) Subject to the terms and conditions hereof, the Borrower may from time to time identify and arrange for one or more Lenders to act as LC Issuers hereunder. Any such designation by the Borrower shall be notified to the Administrative Agent at least five Business Days prior to the date upon which the Borrower proposes that such LC Issuer issue (or, pursuant to Section 2.19.12, be deemed to have issued) its first Facility LC, so as to provide adequate time for such proposed LC Issuer to be approved by the Administrative Agent hereunder. Within two Business Days following the receipt of any such designation of a proposed LC Issuer, the Administrative Agent shall notify the Borrower as to whether such designee is acceptable to the Administrative Agent. If such proposed LC Issuer is acceptable to the Administrative Agent, the Borrower and such proposed LC Issuer shall deliver to the Administrative Agent for acceptance, prior to the date on which such proposed LC Issuer issues its first Facility LC, an LC Issuer Agreement duly executed by the Borrower and such proposed LC Issuer. Nothing contained herein shall be deemed to require any Lender to agree to act as an LC Issuer, if it does not so desire.

(ii) Each LC Issuer hereby agrees, on the terms and subject to the conditions set forth in this Agreement, to issue (or, pursuant to Section 2.19.12, be deemed to have issued) standby and commercial letters of credit (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the Closing Date to the date that occurs five Business Days prior to the Revolving Credit Termination Date, upon the request of the Borrower; provided that immediately after each such Facility LC is issued (or deemed issued) or Modified, the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the date that occurs one year from the date of issuance of such Facility LC (or, in the case of any extension of a Facility LC, one year from the date of effectiveness of such extension), subject, in the case of any Evergreen LC, to automatic annual renewal or extension.

2.19.2. Participations. Upon the issuance (or, pursuant to Section 2.19.12, deemed issuance) or Modification by any LC Issuer of a Facility LC in accordance with this Section 2.19, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

2.19.3. Notice. Subject to Sections 2.19.1 and 2.19.12, the Borrower shall give the relevant LC Issuer notice prior to 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby; provided, however, that no such notice shall be required in connection with the automatic extension of an Evergreen

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LC. Upon receipt of such notice, such LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance (or, pursuant to Section 2.19.12, deemed issuance) or Modification by any LC Issuer of a Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which such LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to such LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as such LC Issuer shall have reasonably requested (each, a “Facility LC Application”). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application or LC Issuer Agreement, the terms of this Agreement shall control.

2.19.4. LC Fee. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such Facility LC, such fee to be payable quarterly in arrears on each Payment Date (such fee described in this sentence, the “LC Fee”). The Borrower shall also pay to the relevant LC Issuer for its own account (x) a fronting fee in respect of each Facility LC issued by such LC Issuer, in an amount, and payable at such times, to be agreed upon between such LC Issuer and the Borrower, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with such LC Issuer’s standard schedule for such charges as in effect from time to time.

2.19.5. Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the relevant LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of such LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under such Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs issued (or to be issued or, pursuant to Section 2.19.12, deemed to have been issued) by such LC Issuer as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by such LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever (and, for the avoidance of doubt, whether or not any drawing under a Facility LC occurs on or after the Revolving Credit Termination Date), to reimburse such LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19.6 below, plus (ii) interest on the foregoing amount to be

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reimbursed by such Lender, for each day from the date of such LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances. Notwithstanding the foregoing or any other provision contained in this Agreement or any other Loan Document to the contrary, in no event shall the Lenders have any obligation to purchase a participation in the reimbursement obligation of the Borrower to any LC Issuer, or otherwise to pay any amount to (or for the account of) such LC Issuer or any other Person, in respect of a drawing under an Evergreen LC that occurs after the Facility LC Expiration Date. In furtherance of the foregoing, any Evergreen LC that remains outstanding after the Facility LC Expiration Date shall, for purposes of this Agreement and the other Loan Documents (other than the LC Issuer Agreement to which such LC Issuer is a party), be deemed to have expired on the Facility LC Expiration Date.

2.19.6. Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the relevant LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by such LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC issued (or, pursuant to Section 2.19.12, deemed issued) by it complied with the terms of such Facility LC or (ii) such LC Issuer’s failure to pay under any Facility LC issued (or, pursuant to Section 2.19.12, deemed issued) by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by such LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. Each LC Issuer will pay to each Lender ratably in accordance with such Lender’s Pro Rata Share all amounts received by such LC Issuer from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued (or, pursuant to Section 2.19.12, deemed issued) by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.19.5. Subject to the terms and conditions of this Agreement (including, without limitation, the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation; provided, however, that any amounts reimbursed by the Lenders to any LC Issuer pursuant to Section 2.19.5 in respect of any drawing that occurs on or after the Revolving Credit Termination Date under a Facility LC issued by such LC Issuer shall be deemed to constitute an Advance made by the Lenders for all purposes of this Agreement, which Advance shall initially bear interest at

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the Floating Rate and shall be due and payable on the Facility LC Expiration Date (it being understood that any cash collateral provided to the Administrative Agent by or on behalf of the Borrower pursuant to Section 2.19.11(ii) shall be applied by the Administrative Agent (to the extent that such cash collateral is then held by the Administrative Agent and available for such purpose) to reimburse any drawings under such Facility LC in the event that the Borrower fails to do so pursuant to this Section 2.19.6).

2.19.7. Obligations Absolute. The payment obligations of the Borrower under this Agreement in respect of any payment under any Facility LC shall be unconditional and irrevocable (subject only to the Borrower’s right to bring suit against an LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.6 following the reimbursement of such LC Issuer for any such payment), and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

(i) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto or to such Facility LC;

(ii) any amendment or waiver of, or any consent to departure from, all or any of the Loan Documents;

(iii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of such Facility LC (or any Persons for whom any such beneficiary or any such transferee may be acting), any LC Issuer, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or by such Facility LC, or any unrelated transaction;

(iv) any statement or any other document presented under such Facility LC proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment in good faith by any LC Issuer under the Facility LC issued (or, pursuant to Section 2.19.12, deemed issued) by such LC Issuer against presentation of a draft or certificate which does not comply with the terms of such Facility LC; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.19.8. Actions of LC Issuers. Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. Each LC Issuer shall be fully justified in failing or refusing to take any action

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under this Agreement unless such LC Issuer shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.19.9. Liability of LC Issuers and the Lenders. The Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Facility LC, and neither the LC Issuer that has issued (or, pursuant to Section 2.19.12, deemed issued) such Facility LC, the Lenders nor any of their respective officers, directors, employees, agents or Affiliates shall be liable or responsible for (i) the use that may be made of such Facility LC or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by such LC Issuer against presentation of documents that do not comply with the terms of such Facility LC, including, without limitation, failure of any documents to bear any reference or adequate reference to such Facility LC; or (iv) any other circumstances whatsoever in making or failing to make payment under such Facility LC, except that the Borrower and each Lender shall have the right to bring suit against such LC Issuer, and such LC Issuer shall be liable to the Borrower and such Lender, to the extent of any direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (a) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC issued (or, pursuant to Section 2.19.12, deemed issued) by it complied with the terms of such Facility LC or (b) such LC Issuer’s failure to pay under any Facility LC issued (or, pursuant to Section 2.19.12, deemed issued) by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. In furtherance and not in limitation of the foregoing, any LC Issuer may accept sight drafts and accompanying certificates presented under any Facility LC issued (or, pursuant to Section 2.19.12, deemed issued) by such LC Issuer that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Notwithstanding the foregoing, no Lender shall be obligated to indemnify the Borrower for damages caused by any LC Issuer’s willful misconduct or gross negligence, and the obligation of the Borrower to reimburse the LC Issuers hereunder shall be absolute and unconditional, notwithstanding the gross negligence or willful misconduct of any LC Issuer.

2.19.10. Lenders’ Indemnification. Subject to Section 2.19.9, each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each LC Issuer, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including, without limitation, reasonable counsel fees and disbursements), claim, demand, action, loss or liability

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(except such as result from such indemnitees’ gross negligence or willful misconduct or such LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

2.19.11. Facility LC Collateral Account. (i) The Borrower agrees that it will, upon the request of the Required Lenders or the Administrative Agent (with the consent of the Required Lenders) at any time following the occurrence and during the continuance of a Default and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to any LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “Facility LC Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and the LC Issuers and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuers, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.19.11 shall either obligate the Administrative Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1 and subsection (ii) below.

(ii) In the event that any Facility LCs may or will be outstanding on or after the Revolving Credit Termination Date, the Borrower shall either (a) pay to the Administrative Agent no later than the Business Day immediately preceding the Revolving Credit Termination Date, in immediately available funds, an amount equal to the aggregate undrawn stated amount under all Facility LCs that may or will be outstanding on the Revolving Credit Termination Date that have a stated expiry date on or after such date (including, without limitation, all Evergreen LCs that are or may be outstanding on the Revolving Credit Termination Date), which amount shall be held by the Administrative Agent (for its benefit and the benefit of the LC Issuers and the Lenders) on deposit in the Facility LC Collateral Account as cash collateral to secure the LC Obligations, or (b) on or before the Business Day immediately preceding the Revolving Credit Termination Date, enter into a new credit facility that would (1) refinance and replace this Agreement in its entirety and (2) deem all Facility LCs then outstanding to have been issued pursuant to, and be governed by, such new credit facility, provided that the lenders thereunder shall be Eligible Assignees or otherwise satisfactory to the applicable LC Issuers in their sole and absolute discretion and the terms and conditions of such new credit facility shall be satisfactory to the applicable Issuing Banks in their sole and absolute discretion. Each LC Issuer that has issued any Evergreen LC

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that remains outstanding under this Agreement on or after the Revolving Credit Termination Date shall, as soon as possible on or after such date, provide written notice to the beneficiary of such Evergreen LC stating that such LC Issuer elects not to renew or extend such Evergreen LC beyond the then-scheduled expiry date thereof.

2.19.12. Existing Letters of Credit. Subject to the requirements of Section 2.19.1(ii), upon at least three Business Days’ prior written notice to the Administrative Agent, the Borrower may request that an Existing Letter of Credit be deemed to be a Facility LC issued hereunder. Such request shall be accompanied by a copy of such Existing Letter of Credit and a consent of the bank or other financial institution that issued such Existing Letter of Credit to its deemed issuance hereunder. If the Administrative Agent determines that such Existing Letter of Credit meets the requirements specified therefor in this Agreement (including, without limitation, the requirements set forth in Section 2.19.1(ii)) and the relevant LC Issuer Agreement, then (i) the Administrative Agent shall promptly provide a copy of such Existing Letter of Credit to the Lenders and (ii) subject to the satisfaction of the conditions precedent set forth in Section 4.2, and notwithstanding any reference in such Existing Letter of Credit to any credit facility pursuant to which such Existing Letter of Credit was issued, such Existing Letter of Credit shall be deemed to constitute a Facility LC and to have been issued hereunder on the date set forth in the Borrower’s notice to the Administrative Agent (by the LC Issuer that issued or was deemed to have issued such Existing Letter of Credit under such credit facility); provided, however, that nothing contained in this Section 2.19.12 shall extend, modify or otherwise affect the existing expiry date under any such Existing Letter of Credit. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the letters of credit set forth in Schedule II hereto shall constitute Facility LCs for all purposes hereunder.

2.19.13. Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

2.20. Extension of Revolving Credit Termination Date. (i) The Borrower may request an extension of the Revolving Credit Termination Date by submitting a request for an extension to the Administrative Agent (an “Extension Request”) no more than 45 days prior to the Revolving Credit Termination Date. The Extension Request must specify the new Revolving Credit Termination Date requested by the Borrower and the date (which must be at least 30 days after the Extension Request is delivered to the Administrative Agent) as of which the Lenders must respond to the Extension Request (the “Response Date”). The new Revolving Credit Termination Date shall be no more than 364 days after the Revolving Credit Termination Date in effect at the time the Extension Request is received, including the Revolving Credit Termination Date as one of the days in the calculation of the days elapsed. Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Lender of the contents thereof and shall request each Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written consent to the Administrative Agent no later than the Response Date, and shall specify therein any conditions to such consent (which may include, without limitation, the receipt by the Administrative Agent of written consents of Lenders holding in the aggregate a minimum percentage of the Aggregate Commitment). The failure of any Lender to deliver its written consent to the Administrative Agent on or before the Response

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Date shall constitute a rejection of such Extension Request by such Lender. Subject to the satisfaction of the conditions set forth in Section 2.20(ii), if the written consent of Lenders holding Commitments equal to at least 50% of the Aggregate Commitment is received by the Administrative Agent on or before the Response Date, the Revolving Credit Termination Date specified in the Extension Request shall become effective on the existing Revolving Credit Termination Date and the Administrative Agent shall promptly notify the Borrower and each Lender of the new Revolving Credit Termination Date.

(ii) In the event that the Borrower requests the Lenders to agree to an extension of the Revolving Credit Termination Date pursuant to Section 2.20(i) and any Lender (a “Non-Extending Lender”) does not agree to such extension, then, subject to Section 2.21(ii), the Commitment of such Non-Extending Lender shall terminate on the effective date (if any) of such extension; provided, that it shall be a condition to any such extension that (i) no Default or Unmatured Default shall have occurred and be continuing and (ii) after giving effect to the termination of the Commitments of all Non-Extending Lenders (and the repayment by the Borrower of the Loans made by the Non-Extending Lenders), the Aggregate Commitment shall equal or exceed the Aggregate Outstanding Credit Exposure. Subject to Section 2.21(ii), the Borrower shall pay to the Administrative Agent, for the account of each Non-Extending Lender, on such effective date (if any), the outstanding principal amount of all Loans made by such Non-Extending Lender, accrued interest thereon, and all other amounts payable to such Non-Extending Lender pursuant to this Agreement and the other Loan Documents. Upon its receipt of such payment, such Non-Extending Lender shall no longer constitute a Lender hereunder.

2.21. Replacement of Lender. (i) If the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an “Affected Lender”), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (a) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an Assignment Agreement and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (b) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (2) an amount, if any, equal to the payment which would have been due to such Affected Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

(ii) The Borrower may also elect to replace, at any time on or before the effective date (if any) of the applicable extension of the Revolving Credit Termination Date, any Non-Extending Lender as a Lender party to this Agreement, provided that no Default or Unmatured

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Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (a) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to such Non-Extending Lender pursuant to an Assignment Agreement and to become a Lender for all purposes under this Agreement and to assume all obligations of such Non-Extending Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (b) the Borrower shall pay to such Non-Extending Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Extending Lender by the Borrower hereunder to and including the date of termination, and (2) an amount, if any, equal to the payment which would have been due to such Non-Extending Lender on the day of such replacement under Section 3.4 had the Loans of such Non-Extending Lender been prepaid on such date rather than sold to the replacement Lender.

2.22. New Banks. On the Closing Date, each New Bank and Increasing Bank (as hereinafter defined) shall purchase by assignment from the Existing Banks such portion of the Loans (if any) owing to them as shall be designated by the Administrative Agent such that, after giving effect to all such purchases and assignments, the outstanding Loans owing to each Bank shall equal such Bank’s Pro Rata Share of the aggregate amount of Loans owing to all Banks. As used herein, the term “Increasing Bank” means each Existing Bank whose Commitment (as set forth opposite its name on its signature pages hereto) exceeds its Commitment under the Existing Credit Agreement.

ARTICLE III

YIELD PROTECTION; TAXES

3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or any LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i)	subjects any Lender or any applicable Lending Installation or any LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or any LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

(ii)	imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or any LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

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(iii)	imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or any LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or any LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or any LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or such LC Issuer, as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or such LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or such LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or such LC Issuer, as the case may be, the Borrower shall pay such Lender or such LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such LC Issuer, as the case may be, for such increased cost or reduction in amount received.

3.2. Changes in Capital Adequacy Regulations. If a Lender or an LC Issuer determines the amount of capital required or expected to be maintained by such Lender or such LC Issuer, any Lending Installation of such Lender or such LC Issuer, or any corporation controlling such Lender or such LC Issuer is increased as a result of a Change (as defined below), then, within 15 days of demand by such Lender or such LC Issuer, the Borrower shall pay such Lender or such LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or such LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or such LC Issuer’s policies as to capital adequacy). “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any LC Issuer or any Lending Installation or any corporation controlling any Lender or any LC Issuer. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule,

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regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Administrative Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, or the Borrower fails to prepay for any reason any Eurodollar Advance after giving notice of such prepayment pursuant to Section 2.7, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

3.5. Taxes. (i) All payments by the Borrower to or for the account of any Lender, any LC Issuer, the Administrative Agent or any Co-Arranger hereunder or under any Note, the Fee Letter, any Facility LC Application or any LC Issuer Agreement shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, any LC Issuer, the Administrative Agent or any Co-Arranger, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, such LC Issuer, the Administrative Agent or such Co-Arranger (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note, the Fee Letter, any Facility LC Application or any LC Issuer Agreement or from the execution or delivery of, or otherwise with respect to, this Agreement, any Note, the Fee Letter, any Facility LC Application or any LC Issuer Agreement (“Other Taxes”).

(iii) The Borrower hereby agrees to indemnify the Administrative Agent, each LC Issuer, each Lender and each Co-Arranger for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent, such LC Issuer, such Lender or such Co-Arranger and any liability (including, without limitation, penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent, such LC Issuer, such Lender or such Co-Arranger makes demand therefor pursuant to Section 3.6.

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(iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

(vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify

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the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

4.1. Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective on the first date on which all of the following conditions shall be satisfied or waived:

(i) The Administrative Agent shall have received, on or before the Closing Date, the following, each dated such day, in form and substance satisfactory to each Lender (except where otherwise specified below) and (except for any Notes) in sufficient copies for each Lender:

(a) This Agreement, duly executed by the Borrower, each Lender and each Agent.

(b) LC Issuer Agreements, duly executed by the Borrower and each of Bank One and Mellon Bank, N.A., in form and substance satisfactory to the Administrative Agent.

(c) The Fee Letter, duly executed by the Borrower, in form and substance satisfactory to the Administrative Agent and the Co-Arrangers.

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(d) Certified copies of the resolutions of the Board of Directors of the Borrower authorizing the Borrower to enter into each of the Loan Documents to which it is, or is to be, a party, and of all documents evidencing other necessary corporate action and Governmental Actions (including, without limitation, appropriate orders of, and/or filings with, the Federal Energy Regulatory Commission and the Pennsylvania Public Utility Commission) with respect to such Loan Documents.

(e) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names, true signatures and incumbency of the officers of the Borrower authorized to sign the Loan Documents to which it is, or is to be, a party, and the other documents to be delivered hereunder and thereunder.

(f) Copies of the Certificate of Incorporation (or comparable charter document) and by-laws of the Borrower, together with all amendments thereto, certified by the Secretary or an Assistant Secretary of the Borrower.

(g) The Notes (if requested by any Lender pursuant to Section 2.13(iv)), duly executed by the Borrower.

(h) Favorable opinions of:

(1) Metz Lewis LLC, special counsel to the Borrower, in substantially the form of Exhibit A;

(2) Martin L. Ryan, Esq., Assistant General Counsel of the Parent, in substantially the form of Exhibit B; and

(3) Hughes Hubbard & Reed LLP, counsel to the Administrative Agent, in substantially the form of Exhibit C.

(i) Written money transfer instructions, in substantially the form of Exhibit E, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

(j) A certificate of subsistence recently issued by the Pennsylvania Secretary of the Commonwealth with respect to the Borrower (or other evidence satisfactory to the Administrative Agent that the Borrower is a subsisting corporation in the Commonwealth of Pennsylvania).

(k) Such other approvals, opinions and documents as any Lender, through the Administrative Agent, may reasonably request.

(ii) All accrued and unpaid interest and fees payable by the Borrower under the Existing Credit Agreement shall have been paid in full.

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(iii) The following statements shall be true and the Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower, dated the Closing Date and in sufficient copies for each Lender, stating that:

(a) the representations and warranties set forth in Article V of this Agreement are true and correct on and as of the Closing Date as though made on and as of such date, and

(b) no event has occurred and is continuing that constitutes an Unmatured Default or a Default.

(iv) The Borrower shall have paid all fees under or referenced in Sections 2.5, 2.19.4 and 10.13 and all expenses referenced in Section 9.5, in each case to the extent then due and payable.

(v) All Governmental Actions necessary in connection with the execution, delivery and performance by the Borrower of the Loan Documents and the transactions contemplated thereby (including, without limitation, the Securities Certificate) shall have been made or obtained and be in full force and effect. Any third party approvals necessary in connection with the execution, delivery and performance by the Borrower of the Loan Documents and the transactions contemplated thereby shall have been obtained and be in full force and effect. All such Governmental Actions and third party approvals, if any, shall be in form and substance satisfactory to the Administrative Agent and the Lenders.

4.2. Conditions Precedent to Each Credit Extension. The obligation of each Lender or LC Issuer, as the case may be, to make a Credit Extension (including, without limitation, the initial Credit Extension, but excluding conversions and continuations of any Advance) shall be subject to the further conditions precedent that, on the date of such Credit Extension and after giving effect thereto:

(i) The following statements shall be true (and each of the giving of the applicable notice or request with respect thereto and the making of such Credit Extension shall constitute a representation and warranty by the Borrower that, on the date of such Credit Extension, such statements are true):

(a) the representations and warranties contained in Article V (other than, in the case of any Modification of any Facility LC having the effect of extending the stated termination date thereof, the representation and warranty contained in Section 5.4(ii)) of this Agreement are true and correct on and as of the date of such Credit Extension, before and after giving effect to such Credit Extension and to the application of the proceeds thereof, as though made on and as of such date; and

(b) no Unmatured Default or Default has occurred and is continuing, or would result from such Credit Extension or the application of the proceeds thereof.

(ii) All legal matters incident to such Credit Extension shall be satisfactory to the Administrative Agent and its counsel.

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(iii) The Administrative Agent shall have received such other approvals, opinions and documents as any Lender or LC Issuer, through the Administrative Agent, may reasonably and in good faith request, and such approvals, opinions and documents shall be in form and substance satisfactory to the Administrative Agent.

4.3. Determinations Under Section 4.1. For purposes of determining compliance with the conditions specified in Section 4.1, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received written notice from such Lender prior to the date of the initial Credit Extension specifying its objection thereto.

4.4. Reliance on Certificates. The Lenders, the LC Issuers and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrower as to the names, incumbency, authority and signatures of the respective individuals named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable to the Administrative Agent, from an officer of such Person identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Person thereafter authorized to act on behalf of such Person.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

5.1. Corporate Existence and Power. The Borrower is a corporation duly incorporated and validly subsisting under the laws of the Commonwealth of Pennsylvania, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

5.2 Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents to which it is, or is to be, a party (i) are within the Borrower’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official other than such requisite approvals as have been obtained and are in full force and effect, and (iv) do not contravene, or constitute a default under, any provision of Applicable Law or of the Restated Articles or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

5.3. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the other Loan Documents to which the Borrower is, or is to be, a party, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower in each case enforceable in accordance with their respective terms

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except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

5.4. Financial Information.

(i) The balance sheet of the Borrower and its Subsidiaries as of December 31, 2003, and the related statements of income, common stockholders’ equity and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP, copies of which have been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles, the financial position of the Borrower and its Subsidiaries as of such date and their results of operations and changes in financial position for such fiscal year.

(ii) Except as disclosed in the audited financial statements referred to in Section 5.4(i), or in the Borrower’s 2003 Form 10-K, or in any Form 10-Q or 8-K of the Borrower filed with the Securities and Exchange Commission after such Form 10-K, or in the Borrower’s unaudited financial statements for the period ending June 30, 2004, or as may be disclosed in any other writing, in each case delivered to the Lenders through the Administrative Agent prior to the Closing Date, since December 31, 2003, there has been no material adverse change in the business, financial position, results of operations or properties of the Borrower and its Subsidiaries, considered as a whole.

5.5. Litigation. Except as disclosed in Schedule I attached hereto or in the audited financial statements referred to in Section 5.4(i), or in the Borrower’s 2003 Form 10-K, or in any Form 10-Q or 8-K of the Borrower filed with the Securities and Exchange Commission after such Form 10-K, or in the Borrower’s unaudited financial statements for the period ending June 30, 2004, or as may be disclosed in any other writing, in each case delivered to the Lenders through the Administrative Agent prior to the Closing Date, there is no action, suit or proceeding pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official that would reasonably be expected to materially adversely affect the business, consolidated financial position, consolidated results of operations or properties of the Borrower and its Subsidiaries considered as a whole, or which in any manner draws into question the validity of this Agreement or any other Loan Document.

5.6. Compliance with ERISA. Each member of the Controlled Group has, in all material respects, fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any material liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

5.7. Taxes. United States Federal income tax returns of the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1997. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any

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Subsidiary, except for any taxes, the amount, applicability or validity of which may be in dispute and that are currently being contested in good faith by appropriate proceedings and with respect to which the Borrower has set aside on its books reserves (segregated to the extent required by generally excepted accounting principles) deemed by it to be adequate. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

5.8. Investment Company and Holding Company. The Borrower (a) is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and (b) (i) is a “holding company” as defined in the Public Utility Holding Company Act of 1935, as amended (a “holding company”), but is exempt from the provisions of such Act, except Section 9(a)(2) thereof or (ii) is not a holding company.

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1. Preservation of Corporate Existence. The Borrower will (i) preserve and maintain its corporate existence in the Commonwealth of Pennsylvania (or maintain its existence in such other form or under such other laws as shall be permitted by Section 6.10) and its status as a public utility regulated by the Pennsylvania Public Utility Commission and/or the Federal Energy Regulatory Commission, and qualify and remain qualified to do business in the Commonwealth of Pennsylvania and as a foreign corporation in each other jurisdiction where the failure to so qualify would materially and adversely affect the business or financial condition of the Borrower or its ability to perform its obligations under this Agreement; and (ii) preserve, renew and keep in full force and effect its material franchises; provided that the Borrower’s failure to maintain any such franchise shall be permitted (A) if such failure is a consequence of or in connection with any conveyance or transfer permitted by Section 6.10 or (B) if and to the extent that the Borrower’s principal financial officer shall certify in writing to the Administrative Agent, at least 45 days before discontinuance of any such franchise, that such discontinuance would not have a material adverse effect upon the Borrower’s ability to meet its obligations under this Agreement.

6.2. Compliance with Laws. The Borrower will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, the noncompliance with which would materially and adversely affect the business or condition of the Borrower and its Subsidiaries, taken as a whole, or the Borrower’s ability to perform its obligations under this Agreement, such compliance to include, without limitation, paying before the same become delinquent all material taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent compliance with any of the foregoing is then being contested in good faith by appropriate proceedings and with respect to which the Borrower has set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it to be adequate.

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6.3. Maintenance of Insurance. The Borrower will maintain insurance with responsible and reputable insurance companies or associations or through its own program of self-insurance in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates and furnish to the Administrative Agent, within a reasonable time after written request therefor, such information as to the insurance carried as the Administrative Agent may reasonably request.

6.4. Visitation Rights. The Borrower will at any reasonable time and from time to time as the Administrative Agent or any Lender may reasonably request, permit the Administrative Agent or such Lender or any employees, authorized agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their respective officers; provided, however, that the Borrower reserves the right to restrict access to any of its facilities and to prohibit the copying of such records in accordance with the requirements of Applicable Law and reasonably adopted procedures relating to safety and security. The Administrative Agent and each Lender agree to use reasonable efforts to ensure that any information concerning the Borrower or any of its Subsidiaries obtained by the Administrative Agent or such Lender pursuant to this Section that is not contained in a report or other document filed with the Securities and Exchange Commission, distributed by the Borrower to its security holders or otherwise generally available to the public, will, to the extent permitted by law and except as may be required by valid subpoena or other legal process or in the normal course of the Administrative Agent’s or such Lender’s business operations (which shall include such Lender’s sharing of its liability under this Agreement with other banks), be treated confidentially by the Administrative Agent or such Lender and will not be distributed or otherwise made available by the Administrative Agent or such Lender to any Person, other than the Administrative Agent’s or such Lender’s employees, authorized agents or representatives.

6.5. Keeping of Books. The Borrower will keep, and cause each Subsidiary to keep, proper books of record and account in which entries shall be made of all financial transactions and the assets and business of the Borrower and each Subsidiary in accordance with generally accepted accounting principles.

6.6. Maintenance of Properties. The Borrower will maintain and preserve, and cause each Regulated Subsidiary to maintain and preserve, all of its properties that are used or that are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, it being understood that this covenant relates only to the good working order and condition of such properties (other than obsolete properties or properties in cold reserve) and shall not be construed as a covenant of the Borrower or any Regulated Subsidiary not to dispose of such properties by sale, lease, transfer or otherwise, subject to Section 6.10.

6.7. Reporting Requirements. The Borrower will furnish to the Administrative Agent, with sufficient copies for each Lender, the following:

(i)	promptly and in any event within five Business Days after the occurrence of each Default or Unmatured Default, the statement of an authorized officer of the

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Borrower setting forth details of such Default or Unmatured Default (as the case may be) and the action that the Borrower has taken or proposes to take with respect thereto;

(ii)	as soon as available and in any event within 60 days after the close of each of the first three quarters in each fiscal year of the Borrower, copies of all reports on Form 10-Q filed with the Securities and Exchange Commission and, to the extent not provided in such reports, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and changes in financial position of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, fairly presenting the financial condition of the Borrower and its Subsidiaries as at such date and the results of operations of the Borrower and its Subsidiaries for such period and setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the principal financial officer, the controller, the treasurer or any assistant treasurer of the Borrower as having been prepared on a basis consistent with the most recent annual financial statements delivered pursuant to paragraph (iii) below except as disclosed therein;

(iii)	as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the Borrower’s Form 10-K as filed with the Securities and Exchange Commission including the annual report for such year for the Borrower and its Subsidiaries, and containing the financial statements for such year certified by Deloitte & Touche or other independent public accountants of nationally recognized standing;

(iv)	concurrently with the delivery of the financial statements specified in paragraphs (ii) and (iii) above, a certificate of the principal financial officer, the controller, the treasurer or an assistant treasurer of the Borrower (a) stating whether he has any knowledge of the occurrence at any time prior to the date of such certificate of any Default or Unmatured Default not theretofore reported pursuant to the provisions of paragraph (i) of this Section except any such events that have been remedied, and if so, stating the facts with respect thereto, and (b) setting forth in a true and correct manner the calculation of the ratio and amounts contemplated by Section 6.8 of this Agreement, as of the date of the most recent financial statements accompanying such certificate, to show the Borrower’s compliance with or the status of the financial covenant contained in such Section;

(v)	promptly after the sending or filing thereof, copies of all reports on Form 8-K that the Borrower or any Subsidiary files with the Securities and Exchange Commission;

(vi)

as soon as possible and in any event (a) within 30 days after the Borrower or any member of the Controlled Group knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event

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with respect to any Plan other than a Multi-employer Plan has occurred and (b) within 10 days after the Borrower or any member of the Controlled Group knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of the principal financial officer of the Borrower describing such Termination Event and the action, if any, that the Borrower or such member of the Controlled Group proposes to take with respect thereto;

(vii)	promptly and in any event no later than ten days after receipt thereof by the Borrower or any member of the Controlled Group from the PBGC, copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(viii)	promptly and in any event no later than ten days after receipt thereof by the Borrower or any member of the Controlled Group from a Multi-employer Plan sponsor, a copy of each notice received by the Borrower or any member of the Controlled Group concerning the imposition or amount of complete or partial withdrawal liability pursuant to Section 4101 of ERISA;

(ix)	such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries, including, without limitation, copies of all reports and registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange, as the Administrative Agent or any Lender may from time to time reasonably request; and

(x)	promptly and in any event within ten days after either Moody’s or S&P has changed its rating of any of the Index Debt, notice of such change.

The Administrative Agent shall promptly furnish to each Lender a copy of each statement, report, notice or other document that the Administrative Agent receives from the Borrower pursuant to this Section 6.7.

6.8. Indebtedness to Capitalization Ratio. The ratio of the Borrower’s Indebtedness to Total Capitalization (in each case determined on a consolidated basis without duplication) shall not at any time exceed 0.65 to 1.00.

6.9. Compliance with ERISA. The Borrower will not (i) engage in, or, with respect to any Plan other than a Multi-employer Plan, knowingly permit any Person to engage in, any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any such Plan that would subject the Borrower or any Subsidiary to any material tax, penalty or other liability, (ii) incur or suffer to exist any material “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived, involving any Plan other than a Multi-employer Plan or (iii) with respect to any Plan other than a Multi-employer Plan, permit to exist any event or condition that presents a material risk of incurring a material liability to the PBGC or to any trustee under Section 4042 of ERISA.

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6.10. Merger, Consolidation and Sale of Assets. The Borrower will not, nor will the Borrower permit its Regulated Subsidiaries to, (i) consolidate with any Person, (ii) merge with or into any Person, or (iii) convey or transfer more than 10% of the Borrower’s and its Regulated Subsidiaries’ total assets, including cash (determined, in each case, on the basis of the values of such assets, as shown on the most recent certified balance sheet of the Borrower delivered pursuant to Section 6.7, but excluding assets of the Borrower which are not regulated by the Pennsylvania Public Utility Commission or the Federal Energy Regulatory Commission, or their respective successors, and assets of Subsidiaries which are not Regulated Subsidiaries, which, in each case, may be conveyed or transferred without restriction by this Section), in any single transaction or series of related transactions, unless:

(a) the Person who is the Borrower immediately following such consolidation, merger, conveyance or transfer (the “Surviving Borrower”) (x) shall be a Person which is organized or formed under the laws of the United States of America, a state thereof or the District of Columbia, (y) shall not be a party to any tax allocation agreement which would result in a disproportionate allocation of tax liability to the Surviving Borrower, unless such agreement has been approved by the Required Lenders (which approval shall not be unreasonably withheld) and (z) shall be, either prior to or immediately after such transaction, a public utility regulated by the Pennsylvania Public Utility Commission or the Federal Energy Regulatory Commission, or their respective successors;

(b) the Surviving Borrower, if other than the Borrower immediately prior to such transaction, shall execute and deliver to the Administrative Agent prior to the effectiveness of such transaction an agreement, substantially in the form of Exhibit F hereto, containing the assumption by the Surviving Borrower of each covenant and condition of this Agreement and, if the Surviving Borrower exists in any form other than a corporation, containing other provisions appropriately amending this Agreement and the other Loan Documents to reflect the existence of the Surviving Borrower in such other form;

(c) immediately after giving effect to such transaction, no Default or Unmatured Default shall have occurred and be continuing;

(d) the Surviving Borrower shall have delivered to the Administrative Agent, prior to the effectiveness of such transaction, a certificate of its principal financial officer or treasurer and an opinion, reasonably satisfactory to the Required Lenders, of counsel to the Surviving Borrower, each stating that (x) such transaction complies with this Section (including if applicable, the penultimate paragraph of this Section), and (y) all conditions precedent to the consummation of such transaction have been satisfied or waived and all Governmental Action required in connection with such transaction and conditions has been obtained, given or accomplished; and

(e) immediately after giving effect to such transaction the Surviving Borrower shall have (y) long-term senior secured or unsecured, non-credit-enhanced Indebtedness rated on such date by S&P or Moody’s at the same or a higher rating level as the Index Debt (but in any event no less than BBB by S&P or Baa2 by Moody’s), and (z) Consolidated Net Worth on such date equal to or greater than the Consolidated Net Worth of the Borrower immediately prior to such transaction.

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In the case of a conveyance or transfer by the Borrower or a Regulated Subsidiary of more than 80% of the Borrower’s and its Regulated Subsidiaries’ total assets, including cash (determined as aforesaid), for purposes of clauses (a) through (e) above, the Person to which such assets are conveyed or transferred shall be deemed the Surviving Borrower.

Upon the consummation of any consolidation, merger, conveyance or transfer permitted under this Section 6.10 the Surviving Borrower, if other than the Borrower immediately prior to such transaction, shall succeed to, and be substituted for, and (except as otherwise provided in the preceding paragraph of this Section) may exercise every right and power of, the Borrower under this Agreement, with the same effect as if the Surviving Borrower had been originally named as the Borrower herein.

Notwithstanding the foregoing, nothing in this Section 6.10 (or in any other provision of this Agreement) shall prevent or otherwise restrict the Borrower from selling, contributing or otherwise transferring to one or more Persons which are wholly owned by the Borrower, either through one transaction or through a series of transactions, the right to receive Competitive Transition Charges (“CTCs”); provided, however, the Person or Persons holding such right to receive CTCs as a result of such transaction or series of transactions (x) continue(s) to be wholly owned by the Borrower and (y) shall each be deemed to be a “Regulated Subsidiary” for purposes of this Section 6.10 in the event of a transfer by any such Person or Persons of all or any portion of such right to a Person that is not wholly owned by the Borrower.

6.11. Use of Proceeds. The proceeds of the Credit Extensions made under this Agreement will be used by the Borrower for its general corporate purposes, provided that none of such proceeds, and no drawing under any Facility LC, will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any “margin stock” within the meaning of Regulation U.

ARTICLE VII

DEFAULTS

7.1. Defaults. The occurrence of any one or more of the following events shall constitute a Default:

(i) the Borrower shall fail to pay (a) any principal of any Loan or any Reimbursement Obligation within three days after the same becomes due and payable or (b) any interest thereon, fees or other amounts (other than any principal of any Loan or any Reimbursement Obligation) payable hereunder or under any other Loan Document within ten days after the same becomes due and payable;

(ii) the Borrower shall fail to observe or perform (a) any covenant contained in Sections 6.8 through 6.11, inclusive, and written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender, or (b) any covenant contained in Section 6.7(i);

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(iii) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those covered by clause (i) or (ii) above) for 15 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender;

(iv) any representation, warranty, certification or statement made by the Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

(v) the Borrower or any Significant Subsidiary shall fail to make any payment when due in respect of any Indebtedness (other than the Notes) the aggregate principal amount of which equals or exceeds $50,000,000 and such failure shall continue after any applicable grace period;

(vi) any event or condition shall occur which results in the acceleration of the maturity of Indebtedness of the Borrower or any Significant Subsidiary the aggregate principal amount of which equals or exceeds $50,000,000 or enables the holder of such Indebtedness or any Person acting on such holder’s behalf to accelerate the maturity thereof;

(vii) the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall take any corporate action to authorize any of the foregoing;

(viii) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(ix) any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Material Plan, other than a Multi-employer Plan, shall be filed under Title IV of ERISA by a member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan, other than a Multi-employer Plan, or a proceeding shall be instituted by a fiduciary of any Material Plan which is a Multi-employer Plan against any

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member of the Controlled Group to enforce an obligation of any member of the Controlled Group exceeding $50,000,000 under Section 515 of ERISA in connection with a withdrawal or alleged withdrawal from such Multi-employer Plan or to take any action under Section 4219(c)(5) of ERISA and either such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

(x) one or more judgments or orders (other than a judgment or order for a rate refund) for the payment of money which, individually or in the aggregate, equal or exceed $50,000,000 shall be rendered against the Borrower or any Significant Subsidiary and such judgment(s) or order(s) shall continue unsatisfied and unstayed for a period of 30 days; or

(xi) at any time any LC Issuer shall have been served with or otherwise subjected to a court order, injunction, or other process or decree issued or granted at the instance of the Borrower restraining or seeking to restrain such LC Issuer from paying any amount under any Facility LC issued (or deemed issued) by it and either (a) there has been a drawing under such Facility LC which such LC Issuer would otherwise be obligated to pay or (b) the stated expiration date or any reduction of the stated amount of such Facility LC has occurred but the right of the beneficiary to draw thereunder has been extended in connection with the pendency of the related court action or proceeding.

7.2. Notice of Default. The Administrative Agent shall give notice to the Borrower under Sections 7.1(ii) and (iii) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1. Acceleration; Facility LC Collateral Account. (i) If any Default described in Section 7.1(vii) or 7.1(viii) occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, any LC Issuer or any Lender, and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”). If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder, and the obligation and power of the LC Issuers to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this

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Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(ii) In the event that (a) the Borrower has been required to pay the Collateral Shortfall Amount to the Administrative Agent pursuant to Section 8.1(i), (b) the Administrative Agent determines at any time thereafter that the Collateral Shortfall Amount is greater than zero, and (c) a Default has occurred and is continuing, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(iii) The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuers under the Loan Documents.

(iv) At any time while any Default is continuing or, on or after the Business Day immediately preceding the Revolving Credit Termination Date, any Facility LC is outstanding, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full, the Aggregate Commitment has been terminated and all Facility LCs have expired or terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

(v) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuers to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.1(vii) or 7.1(viii) with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

8.2. Amendments. The Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

(i)	Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility LC Expiration Date, or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

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(ii)	Reduce the percentage specified in the definition of Required Lenders.

(iii)	Extend the Revolving Credit Termination Date or the Facility LC Expiration Date, or reduce the amount of or extend the payment date for the mandatory payments required under Section 2.2, or increase the amount of the Aggregate Commitment or the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

(iv)	Amend any Loan Document in a manner intended to prefer one or more Lenders over any other Lenders.

(v)	Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to any LC Issuer shall be effective without the written consent of such LC Issuer. The Administrative Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement. The Administrative Agent and the Co-Arrangers may amend, or waive any provision of, the Fee Letter without obtaining the consent of any other party to this Agreement.

8.3. Preservation of Rights. No delay or omission of the Lenders, the LC Issuers or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuers and the Lenders until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

9.2. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

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9.3. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agents, the LC Issuers and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agents, the LC Issuers and the Lenders relating to the subject matter thereof.

9.4. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that each of the Co-Arrangers shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.5. Expenses; Indemnification. (i) The Borrower shall reimburse the Administrative Agent and the Co-Arrangers for any reasonable costs, internal charges and out-of-pocket expenses (including, without limitation, attorneys’ fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent or the Co-Arrangers in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Co-Arrangers, the LC Issuers and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including, without limitation, attorneys’ fees and time charges of attorneys for the Administrative Agent, the Co-Arrangers, the LC Issuers and the Lenders, which attorneys may be employees of the Administrative Agent, the Co-Arrangers, the LC Issuers or the Lenders) paid or incurred by the Administrative Agent, any Co-Arranger, any LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrower’s assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

(ii) The Borrower hereby further agrees to indemnify each of the Agents, the Co-Arrangers, the LC Issuers and the Lenders, their respective Affiliates, and each of their respective directors, officers, employees and agents against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not any Agent, any Co-Arranger, any LC Issuer or any Lender or any Affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit

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Extension hereunder, except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.5 shall survive the termination of this Agreement.

9.6. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

9.7. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

9.8. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.9. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuers and the Agents on the other hand shall be solely that of borrower and lender. Neither any Agent, any Co-Arranger, any LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither any Agent, any Co-Arranger, any LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither any Agent, any Co-Arranger, any LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither any Agent, any Co-Arranger, any LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.10. Confidentiality. (i) In connection with the negotiation and administration of this Agreement and the other Loan Documents, the Borrower has furnished and will from time to time furnish to the Agents, the LC Issuers and the Lenders (each, a “Recipient”) written information which is identified to the Recipient when delivered as confidential (such information, other than any such information which (a) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (b) subsequently becomes publicly available other than through any act or omission by the Recipient or (c) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower, being hereinafter referred to as “Confidential Information”). The Recipient will not knowingly disclose any such Confidential Information to

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any third party (other than to those persons who have a confidential relationship with the Recipient), and will take all reasonable steps to restrict access to such information in a manner designed to maintain the confidential nature of such information, in each case until such time as the same ceases to be Confidential Information or as the Borrower may otherwise instruct. It is understood, however, that the foregoing will not restrict the Recipient’s ability to freely exchange such Confidential Information with its Affiliates or with Transferees or prospective Transferees, but the Recipient’s ability to so exchange Confidential Information shall be conditioned upon any such Affiliate’s, Transferee’s or prospective Transferee’s (as the case may be) entering into an agreement as to confidentiality similar to this Section 9.10. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (1) by a regulatory agency or otherwise in connection with an examination of the Recipient’s records by appropriate authorities, (2) pursuant to court order, subpoena or other legal process, (3) otherwise as required by law, or (4) in order to protect such Recipient’s interests or its rights or remedies hereunder or under the other Loan Documents; in the event of any required disclosure under clause (2), (3) or (4), above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable to the extent not prohibited by law.

(ii) Notwithstanding anything herein to the contrary, “Confidential Information” shall not include, and each Agent, the Borrower, each Lender and each LC Issuer (and their respective officers, directors, employees, representatives and agents) may disclose to any and all persons, without limitation of any kind, any information with respect to the U.S. federal tax treatment and U.S. federal tax structure of the transactions contemplated hereby and all materials of any kind (including, without limitation, opinions or other tax analyses) that are furnished or otherwise made available to any of them relating to such tax treatment and tax structure; provided, however, that none of the parties hereto shall disclose any information relating to such U.S. federal tax treatment or U.S. federal tax structure to the extent nondisclosure is necessary in order to comply with applicable securities laws.

9.11. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Credit Extensions provided for herein.

9.12. Disclosure. The Borrower and each Lender hereby acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

9.13. Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

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ARTICLE X

THE ADMINISTRATIVE AGENT

10.1. Appointment; Nature of Relationship. Bank One is hereby appointed by each of the Lenders and the LC Issuers as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Lenders and the LC Issuers irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender and such LC Issuer with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender or LC Issuer by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders and LC Issuers with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ and LC Issuers’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders or LC Issuers, (ii) is a “representative” of the Lenders and LC Issuers within the meaning of Section 9-102(a)(72) of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders and LC Issuers hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender and LC Issuer hereby waives.

10.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders or the LC Issuers, or any obligation to the Lenders or the LC Issuers to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

10.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders, any Lender, the LC Issuers or any LC Issuer for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4. No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any Credit Extension hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender or any LC Issuer; (c) the satisfaction of any condition specified in Article IV, except receipt of

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items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders or the LC Issuers information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

10.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and LC Issuers. The Lenders and LC Issuers hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6. Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders or the LC Issuers, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and LC Issuers and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.

10.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

10.8. Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents (other than the Fee Letter), (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (other than the Fee Letter)

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(including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents (other than the Fee Letter) or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents (other than the Fee Letter) or of any such other documents, provided that (a) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (b) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

10.10. Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Co-Arrangers or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Co-Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

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10.12. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right, after consultation with the Borrower, to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may, after consultation with the Borrower, appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time, without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

10.13. Administrative Agent and LC Issuer Fees. The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent and Bank One, NA, in its capacity as an LC Issuer, the fees agreed to by the Borrower, the Administrative Agent and such LC Issuer pursuant to that certain letter agreement, dated the Closing Date (as amended, supplemented or modified from time to time, the “Fee Letter”).

10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

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10.15. Syndication Agent, Co-Documentation Agents, etc. Neither the Syndication Agent nor any Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, neither the Syndication Agent nor any Co-Documentation Agent shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the Syndication Agent and the Co-Documentation Agents as it makes with respect to the Administrative Agent in Section 10.11.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including, without limitation, all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or

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(y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2. Participations.

12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the

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right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

12.3. Assignments.

12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents; provided, however, that so long as no Default has occurred and is continuing, each such assignment shall be to an Eligible Assignee. Such assignment shall be substantially in the form of Exhibit D or in such other form as may be agreed to by the parties thereto. The consent of the Borrower, the Administrative Agent and the LC Issuers shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender’s Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

12.3.2. Effect; Effective Date. Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $4,000 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

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12.4. Special Purpose Funding Vehicle. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to fund all or any part of any Advance that such Granting Lender would otherwise be obligated to fund pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Advance, the Granting Lender shall be obligated to fund such Advance pursuant to the terms hereof. The funding of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were funded by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each Lender hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may, with prior notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances. Notwithstanding anything to the contrary contained in this Agreement, the Granting Lender may disclose to an SPC and any SPC may disclose to any rating agency or provider of any surety or guarantee to such SPC any information relating to the SPC’s funding of Advances, all on a confidential basis. This Section may not be amended without the prior written consent of each Granting Lender, all or any part of whose Commitment is being funded by an SPC at the time of such amendment.

Notwithstanding the foregoing provisions of this Section, (1) an SPC shall not be deemed to be a Lender or a Participant and shall have no rights under this Agreement except as provided in this Section and, in particular, but not by way of limitation, shall have no rights to compensation for increased costs pursuant to Article III, (2) the Granting Lender’s obligations under this Agreement (including its Commitment to the Borrower hereunder) shall remain unchanged, (3) the Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (4) the Granting Lender shall remain the holder of any Notes for all purposes of this Agreement, and (5) the Borrower, the Agents, the LC Issuers and the other Lenders shall continue to deal solely and directly with the Granting Lender in connection with such Granting Lender’s rights and obligations under this Agreement.

12.5. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including, without limitation, any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.10 of this Agreement.

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12.6. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

ARTICLE XIII

NOTICES

13.1. Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (w) in the case of the Borrower or any Agent, at its address or facsimile number set forth on the signature pages hereof, (x) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or in the Assignment Agreement or Accession and Amendment Agreement pursuant to which it became a Lender hereunder, as the case may be, (y) in the case of any LC Issuer, at its address or facsimile number set forth below its signature hereto or in the LC Issuer Agreement to which it is a party, or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

13.2. Change of Address. The Borrower, any Agent, any Lender and any LC Issuer may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agents, Bank One and Mellon Bank, N.A., as LC Issuers, and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

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ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1. CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2. CONSENT TO JURISDICTION. THE BORROWER, THE LENDERS, THE LC ISSUERS, AND THE AGENTS EACH (I) IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, (II) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT, (III) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM AND (IV) CONSENTS TO THE SERVICE OF PROCESS BY MAIL. A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENTS, THE LC ISSUERS OR THE LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST ANY AGENT, ANY LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF ANY AGENT, ANY LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTION WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

15.3. WAIVER OF JURY TRIAL. THE BORROWER, EACH AGENT, EACH LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuers and the Agents have executed this Agreement as of the date first above written.

DUQUESNE LIGHT COMPANY,
as Borrower

By:	/s/ William F. Fields
Title:	Vice President and Treasurer
411 Seventh Avenue, 7th Floor
Pittsburgh, Pennsylvania 15219
	Attention:	Vice President and Treasurer
	Telephone:	(412) 393-1206
	FAX:	(412) 393-1187

BANK ONE, NA,
as Administrative Agent and an LC Issuer

By:	/s/ Jane Bek Keil
Title:	Director
1 Bank One Plaza
Mail Code IL1-0365
Chicago, Illinois 60670-0365
	Attention:	Richard Waldman
	Telephone:	(312) 325-3022
	FAX:	(312) 325-3030

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UNION BANK OF CALIFORNIA, N.A.,
as Syndication Agent

By:	/s/ Kevin M. Zitar
Title:	Vice President
445 South Figueroa Street
Los Angeles, California 90071
	Attention:	Robert Olson
	Telephone:	(213) 236-7407
	FAX:	(213) 236-4096

MELLON BANK, N.A.,
as LC Issuer

By:	/s/ Mark W. Rogers
Title:	Vice President
One Mellon Center, Room 4530
Pittsburgh, PA 15258-0001
	Attention:	Mark W. Rogers
	Telephone:	(412) 234-1888
	FAX:	(412) 236-1840

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agent

By:	/s/ Yann Pirio
Title:	Vice President
191 Peachtree Street, NE, Suite 2800
Mailcode: GA8050
Atlanta, GA 30303
	Attention:	Yann Pirio
	Telephone:	(404) 332-1420
	FAX:	(404) 332-4058

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CITIBANK, N.A.,
as Co-Documentation Agent

By:	/s/ Robert J. Harrity, Jr.
Title:	Managing Director
388 Greenwich Street, 21st Floor
New York, NY 10013
	Attention:	Oscar Cragwell
	Telephone:	(212) 816-8113
	FAX:	(212) 816-8098

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Commitment	Existing Bank
$9,090,909.09	BANK ONE, NA

	By:	/s/ Jane Bek Keil
	Title:	Director
1 Bank One Plaza
Mail Code IL1-0365
Chicago, Illinois 60670-0365
		Attention:	Richard Waldman
		Telephone:	(312) 325-3022
		FAX:	(312) 325-3030

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Commitment	Existing Bank
$9,090,909.09	UNION BANK OF CALIFORNIA, N.A.

	By:	/s/ Kevin M. Zitar
	Title:	Vice President
445 South Figueroa Street
Los Angeles, California 90071
		Attention:	Robert Olson
		Telephone:	(213) 236-7407
		FAX:	(213) 236-4096

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Commitment	Existing Bank
$8,000,000.00	WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/s/ Yann Pirio
	Title:	Vice President
191 Peachtree Street, NE, Suite 2800
Mailcode: GA8050
Atlanta, GA 30303
		Attention:	Yann Pirio
		Telephone:	(404) 332-1420
		FAX:	(404) 332-4058

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Commitment	Existing Bank
$8,000,000.00	CITIBANK, N.A.

	By:	/s/ Robert J. Harrity, Jr.
	Title:	Managing Director
388 Greenwich Street, 21st Floor
New York, NY 10013
		Attention:	Oscar Cragwell
		Telephone:	(212) 816-8113
		FAX:	(212) 816-8098

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Commitment	New Bank
$7,272,727.27	KEYBANK NATIONAL ASSOCIATION

	By:	/s/ Sherrie I. Manson
	Title:	Vice President
127 Public Square
Cleveland, Ohio 44114
		Attention:	Sherrie Manson
		Telephone:	(216) 689-3443
		FAX:	(216) 689-4981

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Commitment	New Bank
$7,272,727.27	COMMERZBANK AG, NEW YORK BRANCH

	By:	/s/ Timothy Chin
	Title:	Vice President

	By:	/s/ Steven Pottle
	Title:	Vice President
2 World Financial Center, 34th Floor
New York, New York 10281-1050
		Attention:	Andrew Kjoller
		Telephone:	(212) 266-7409
		FAX:	(212) 266-7428

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Commitment	Existing Bank
$6,727,272.73	NATIONAL CITY BANK OF PENNSYLVANIA

	By:	/s/ Susan J. Dimmick
	Title:	Vice President
National City Center IDC: 25-193
20 Stanwix Street
Pittsburgh, Pennsylvania 15222
		Attention:	Susan J. Dimmick
		Telephone:	(412) 644-7726
		FAX:	(412) 644-7555

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Commitment	New Bank
$6,363,636.37	CITIZENS BANK OF PENNSYLVANIA

	By:	/s/ Curtis C. Hunter III
	Title:	Vice President
525 William Penn Place, Room 2910
Pittsburgh, Pennsylvania 15219
		Attention:	Curtis C. Hunter III
		Telephone:	(412) 867-2409
		FAX:	(412) 552-6307

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Commitment	Existing Bank
$6,363,636.37	LEHMAN BROTHERS BANK, FSB

	By:	/s/ Gary T. Taylor
	Title:	Vice President
745 Seventh Avenue, 16th Floor
New York, New York 10019
		Attention:	Joylynn A. Jarvis
		Telephone:	(212) 526-6560
		FAX:	(212) 526-6653

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Commitment	New Bank
$6,363,636.37	FIFTH THIRD BANK

	By:	/s/ Jim Janovsky
	Title:	Vice President
11 Parkway Center, Suite 375
Pittsburgh, Pennsylvania 15520
		Attention:	Jim Janovsky
		Telephone:	(412) 937-1855 x27
		FAX:	(412) 937-9896

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Commitment	Existing Bank
$5,454,545.45	MELLON BANK, N.A.

	By:	/s/ Mark W. Rogers
	Title:	Vice President
One Mellon Center, Room 4530
Pittsburgh, Pennsylvania 15258
		Attention:	Mark W. Rogers
		Telephone:	(412) 234-1888
		FAX:	(412) 236-1840

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Commitment	Existing Bank
$5,454,545.45	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Thomas Majeski
	Title:	Vice President
249 Fifth Avenue, 2nd Floor
Pittsburgh, Pennsylvania 15222-2707
		Attention:	Thomas Majeski
		Telephone:	(412) 762-2431
		FAX:	(412) 762-6484

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Commitment	New Bank
$5,454,545.45	SOCIETE GENERALE, NEW YORK BRANCH

	By:	/s/ R. Wayne Hutton
	Title:	Managing Director
1221 Avenue of the Americas
New York, New York 10020
		Attention:	Wayne Hutton
		Telephone:	(212) 278-6203
		FAX:	(212) 278-7862

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Commitment	New Bank
$5,454,545.45	SOVEREIGN BANK

	By:	/s/ Robert Lanigan
	Title:	Senior Vice President
75 State Street, 4th Floor
Boston, Massachusetts 02109
		Attention:	Robert Lanigan
		Telephone:	(617) 346-7249
		FAX:	(617) 346-7350

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Commitment	New Bank
$3,636,363.64	BANK HAPOALIM B.M.

	By:	/s/ Shaun Breidbart
	Title:	Vice President

	By:	/s/ Laura Anne Raffa
	Title:	Executive Vice President
1177 Avenue of the Americas
New York, New York 10036
		Attention:	Shaun Breidbart
		Telephone:	(212) 782-2186
		FAX:	(212) 782-2382

Copy to:

1177 Avenue of the Americas
New York, New York 10036
		Attention:	Donna Gindoff
		Telephone:	(212) 782-2186
		FAX:	(212) 782-2187

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S-18